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                                                                    Exhibit 99.1

PROXY

                        RATIONAL SOFTWARE CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                              February 5, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF RATIONAL SOFTWARE CORPORATION

The undersigned hereby appoints Thomas F. Bogan and Timothy A. Brennan, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Rational Software Corporation and at any adjournments of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at 8:00 a.m. Pacific time on February 5, 2001 at our offices located at 18880 Homestead Road, Cupertino, California 95014.

                THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                  RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 1

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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
1. TO APPROVE THE ISSUANCE OF RATIONAL         FOR  AGAINST  ABSTAIN     THIS PROXY WHEN PROPERLY EXECUTED WILL
   SOFTWARE CORPORATION COMMON STOCK           [_]    [_]      [_]       BE VOTED AS DIRECTED. WHEN NO CHOICE IS
   PURSUANT TO A MERGER AGREEMENT IN WHICH                               INDICATED, THIS PROXY WILL BE VOTED FOR
   CATAPULSE INC. WILL MERGE WITH AND INTO                               EACH PROPOSAL.
   RATIONAL AND AS A RESULT OF WHICH,
   CATAPULSE STOCKHOLDERS WILL BECOME                                    WHETHER OR NOT YOU PLAN TO ATTEND THE
   STOCKHOLDERS OF RATIONAL.                                             SPECIAL MEETING IN PERSON, WE URGE YOU TO
                                                                         COMPLETE, DATE, SIGN AND PROMPTLY MAIL
                                                                         THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
                                                                         SO THAT YOUR SHARES MAY BE REPRESENTED AT
                                                                         THE SPECIAL MEETING.

    and, in their discretion, to transact such other business as may properly come before the special meeting or at any postponements or adjournments of the special meeting.

Signature(s)_____________________________________  Date:________________, 2001

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


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